Securities and Exchange Commission
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OR THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): November 12, 1997



                            QUAD SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)



      Pennsylvania                     0-21504                  23-2180139
(State of other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)

                               2405 Maryland Road
                        Willow Grove, Pennsylvania 19090
               (Address of principal executive offices) (Zip Code)

                                 (215) 657-6202
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.        OTHER EVENTS.

     On November 17, 1997, the Registrant announced the adoption of a shareholders rights plan, providing for a dividend distribution of one right for each share of the Registrant's common stock to holders as of the close of business on November 21, 1997. The rights will become exercisable only in the event, with certain exceptions, an acquiring party accumulates, or announces an offer to acquire, 15% or more of the Registrant's common stock. The rights will expire on November 12, 2007. Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock at a price of $45.00. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either the Registrant's common stock or shares in an "acquiring entity" at half of market value. The Registrant will generally be entitled to redeem the rights at $.001 per right at any time until the tenth day following the acquisition of 15% of its common stock.

     The foregoing description of the shareholder rights plan is qualified by reference to the Rights Agreement, dated as of November 12, 1997, between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, a copy of which is being filed by the Registrant as an exhibit to its Registration Statement on Form 8-A.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION EXHIBITS

(c)     Exhibits.

               99.1    Press Release, dated November 17, 1997.

                                  EXHIBIT INDEX


NUMBER                 EXHIBIT
------                 -------

99.1                   Press Release, dated November 17, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                     QUAD SYSTEMS CORPORATION


                                     By: /s/ ANTHONY R. DRURY
                                         --------------------------------
Date:  November 26, 1997                 Anthony R. Drury
                                         Vice President - Finance,
                                         Secretary & Treasurer

                                              For:   Quad Systems Corporation
                                                     2405 Maryland Road
                                                     Willow Grove, PA 19090
                                                     215-657-6202

FOR IMMEDIATE RELEASE                         CONTACT: Tony Drury
                                                       Chief Financial Officer
                                                       215-657-6202




                            QUAD SYSTEMS CORPORATION
                         ADOPTS STOCKHOLDER RIGHTS PLAN


Willow Grove, Pennsylvania -- November 17, 1997 -- Quad Systems Corporation (Nasdaq: QSYS) announced that its Board of Directors adopted a Stockholder Rights Plan designed to protect the Company's stockholders in the event of an attempt to acquire control of the Company on terms which do not deal fairly with all of the Company's stockholders. Terms of the Rights Plan provide for a dividend distribution of one right for each share of common stock of Quad Systems Corporation to holders of record at the close of business on November 21, 1997. The rights will become exercisable only in the event, with certain exceptions, an acquiring party accumulates, or announces an offer to acquire, 15% or more of Quad's common stock. The Rights will expire on November 12, 2007. Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock at a price of $45.00. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either Quad stock or shares in an "acquiring entity" at half of market value. Quad will generally be entitled to redeem the Rights at $.001 per right at any time until the tenth day following the acquisition of 15% of its common stock.

     Commenting on the Rights Plan, David W. Smith, President and CEO, said that the Board of Directors believes that the Rights Plan represents a sound and reasonable means of safeguarding the interests of stockholders. Mr. Smith said the plan is similar to those adopted by a number of other companies following favorable rulings by courts in various jurisdictions. Further, Mr. Smith noted that Quad is not aware of any intent on the part of any potential acquirer to commence a bid for control of the Company. Issuance of the Rights will have no dilutive effect, will not affect reported earnings per share, and will not change the way in which Quad's shares of Common Stock are currently traded. Details of the new Rights Plan will be outlined in a letter to be mailed to stockholders following the record date for the rights dividend.

Quad Systems Corporation

     Quad Systems Corporation is a leading manufacturer of surface mount technology equipment used in the manufacture of printed circuit boards, primarily in low to medium volume production environments.